Exhibit 99.5

MACKINAC FINANCIAL CORPORATION
ATTN: JESSE DEERING, EVP/CFO
130 SOUTH CEDAR STREET
MANISTIQUE, MI 49854

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on July 10, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MFNC2021SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 14, 2021 for shares held directly and by 11:59 p.m. Eastern Time on July 10, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55772-S25339 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MACKINAC FINANCIAL CORPORATION

The Board of Directors recommends you vote FOR proposals 1 and 2.

		For	Against	Abstain
1.	To approve the Agreement and Plan of Merger dated as of April 12, 2021, as the same may from time to time be amended, between Mackinac Financial Corporation ("Mackinac") and Nicolet Bankshares, Inc. ("Nicolet"), pursuant to which Mackinac will merge with and into Nicolet (the "merger agreement").	☐	☐	☐
2.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com.D55773-S25339MACKINAC FINANCIAL CORPORATION Special Meeting of Shareholders July 15, 2021, 10:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Paul D. Tobias and Kelly W. George, or either of them, with power of substitution in each, proxies to vote, as designated hereon, all of the undersigned's shares of Common Stock of MACKINAC FINANCIAL CORPORATION, at the Special Meeting of Shareholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/MFNC2021SM, on July 15, 2021, at 10:00 AM, EDT and any and all adjournments thereof.This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.Continued and to be signed on reverse side